Exhibit (e)(5)

Execution Version

MORGAN STANLEY SENIOR FUNDING, INC.

1585 Broadway

New York, NY 10036

CONFIDENTIAL

November 17, 2015

The Bank of Tokyo-Mitsubishi UFJ, Ltd. (“BTMU”)

1251 Avenue of the Americas

New York, New York 10020

Deutsche Bank Securities Inc. (“DBSI”)

Deutsche Bank AG New York Branch (“DBNY”)

60 Wall Street

New York, NY 10005

Acknowledgment and Consent Letter

Ladies and Gentlemen:

Reference is hereby made to (i) the Joinder Agreement to Commitment Letter dated as of November 5, 2015 from Morgan Stanley Senior Funding, Inc. (“Morgan Stanley”) addressed to Microsemi Corporation, a Delaware corporation (“Microsemi”), The Bank of Tokyo-Mitsubishi UFJ, Ltd. (“BTMU”), Deutsche Bank Securities Inc. (“DBSI”) and Deutsche Bank AG New York Branch (together with BTMU and DBSI, “you”) (the “Joinder Agreement”) and (ii) the Second Amended and Restated Commitment Letter (the “Second Amended and Restated Commitment Letter”) and the Second Amended and Restated Fee Letter (the “Second Amended and Restated Fee Letter”), each dated as of November 17, 2015 from Morgan Stanley Senior Funding, Inc. (“Morgan Stanley”) addressed to Microsemi. Capitalized terms used in this letter but not defined herein shall have the meanings assigned to such terms in the Second Amended and Restated Commitment Letter.

You hereby (i) acknowledge that you have received a copy of the Second Amended and Restated Commitment Letter and the Second Amended and Restated Fee Letter and (ii) reaffirm your commitments and agreements as set forth in the Joinder Agreement and (iii) confirm that, unless the context otherwise requires, each reference to the “Commitment Letter” or the “Fee Letter” in the Joinder Agreement shall be deemed to be a reference to the Second Amended and Restated Commitment Letter or the Second Amended and Restated Fee Letter, as applicable.

This letter may be executed in any number of counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed counterpart of a signature page of this letter by facsimile transmission or other electronic transmission (i.e., a “pdf” or “tiff”) shall be effective as delivery of a manually executed counterpart hereof.

SECTION 10 OF THE SECOND AMENDED AND RESTATED COMMITMENT LETTER IS HEREBY INCORPORATED HEREIN BY REFERENCE, MUTATIS MUTANDIS, AND SHALL APPLY HEREUNDER AS IF FULLY SET FORTH HEREIN.

Each party hereto agrees to maintain the confidentiality of this letter and the terms hereof, subject to the applicable confidentiality and disclosure provisions set forth in the Second Amended and Restated Commitment Letter.

If you are in agreement with the foregoing, please sign and return to Morgan Stanley the enclosed copy of this letter at your earliest convenience.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

2

Very truly yours,

MORGAN STANLEY SENIOR FUNDING, INC.

By:
Name:
Title:

[Acknowledgment and Consent Letter]

ACCEPTED AND AGREED:

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as Additional Arranger and Initial Lender

By:	/s/ Timothy P. Dilworth
Name:	Timothy P. Dilworth
Title:	Managing Director

[Acknowledgment and Consent Letter]

ACCEPTED AND AGREED:

DEUTSCHE BANK SECURITIES INC., as Additional Arranger

By:	/s/ Celine Catherin
Name:	Celine Catherin
Title:	Director

By:	/s/ Sandeep DesaI
Name:	Sandeep DesaI
Title:	Managing Director

DEUTSCHE BANK AG NEW YORK BRANCH, as Initial Lender

By:	/s/ Celine Catherin
Name:	Celine Catherin
Title:	Director

By:	/s/ Sandeep DesaI
Name:	Sandeep DesaI
Title:	Managing Director

[Acknowledgment and Consent Letter]